EXHIBIT 10
[Aetna Logo]

                                               151 Farmington Avenue
                                               Hartford, CT 06156


                                               Amy R. Doberman
                                               Counsel
                                               Law Division, RE4A
                                               Investments & Financial Services
                                               (860) 273-1409
July 9, 1997                                   Fax:  (860) 273-9407




U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attention:  Filing Desk

Re:    Aetna Series Fund, Inc.
       Post-Effective Amendment No. 6 to
       Registration Statement on Form N-1A
       (File Nos. 33-85620 and 811-6352)

Dear Sir or Madam:

The undersigned serves as counsel to Aetna Life Insurance and Annuity Company (ALIAC), the investment adviser to Aetna Series Fund, Inc., a Maryland corporation (the "Company"). It is my understanding that the Company has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933 (the "1933 Act") pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act").

Insofar as it relates or pertains to the Company, I have reviewed the prospectus and the Company's Registration Statement on Form N-1A, as amended to the date hereof, filed with the Securities and Exchange Commission under the Securities Act and the Investment Company Act, pursuant to which the Shares will be sold (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Maryland and the District of Columbia, and do not purport to be an expert on the laws of any other state. My opinion herein as to Maryland law is based upon a limited inquiry thereof that I have deemed appropriate under the circumstances.

Based upon the foregoing, and assuming the securities are issued and sold in accordance with the provisions of the Company's Articles of Incorporation and the Registration Statement, I am of the opinion that the securities will when sold be legally issued, fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement

Sincerely,


/s/ Amy R. Doberman

Amy R. Doberman
Counsel